LEASE AGREEMENT

                                 by and between



                           SCAN (OR) QRS 11-47, INC.,

                             a Delaware corporation



                                   as LANDLORD



                                       and



                               PSC SCANNING, INC.,

                             a Delaware corporation,



                                    as TENANT



                           Premises: 959 Terry Street
                                 Eugene, Oregon





                            Dated as of: May __, 1999

                                 TABLE OF CONTENTS

                                                                          Page
Parties.....................................................................1
1.  Demise of Premises......................................................1
2.  Certain Definitions.....................................................1
3.  Title and Condition.....................................................8
4.  Use of Leased Premises; Quiet Enjoyment................................10
5.  Term...................................................................11
6.  Basic Rent.............................................................11
7.  Additional Rent........................................................11
8.  Net Lease; Non-Terminability...........................................12
9.  Payment of Impositions.................................................13
10.  Compliance with Laws and Easement Agreements; Environmental Matters...15
11.  Liens; Recording......................................................16
12.  Maintenance and Repair................................................17
13.  Alterations and Improvements..........................................18
14.  Permitted Contests....................................................18
15.  Indemnification.......................................................19
16.  Insurance.............................................................20
17.  Casualty and Condemnation.............................................23
18.  Termination Events....................................................25
19.  Restoration...........................................................26
20.  Procedures Upon Purchase..............................................28
21.  Assignment and Subletting; Prohibition against Leasehold Financing....29
22.  Events of Default.....................................................33
23.  Remedies and Damages Upon Default.....................................35
24.  Notices...............................................................38
25.  Estoppel Certificate..................................................39
26.  Surrender.............................................................39
27.  No Merger of Title....................................................39
28.  Books and Records.....................................................40
29.  Determination of Value................................................40
30.  Non-Recourse as to Landlord...........................................42
31.  Financing.............................................................43
32.  Subordination, Non-Disturbance and Attornment.........................43
33.  Financial Covenants...................................................44
34.  Tax Treatment; Reporting..............................................44
35.  Financing Major Alterations...........................................44
36.  Option to Purchase....................................................46
37.  Miscellaneous.........................................................49

EXHIBITS

         Exhibit "A"   - Premises
         Exhibit "B"   - Machinery and Equipment
         Exhibit "C"   - Schedule of Permitted Encumbrances
         Exhibit "D"   - Rent Schedule
         Exhibit "E"   - Financial Covenants

     LEASE AGREEMENT, made as of May __, 1999, between SCAN (OR) QRS 11-47, INC., a Delaware corporation ("Landlord"), with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and PSC SCANNING, INC., corporation ("Tenant"), with an address at 959 Terry Street, Eugene, Oregon.

     In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

     1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the premises described in Exhibit "A" hereto, together with the Appurtenances (collectively, the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

     2. Certain Definitions.

     "Acquisition Cost" shall mean $8,717,278.00.

     "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

     "Adjoining Property" shall mean all sidewalks, driveways, curbs, gores and vault spaces adjoining any of the Leased Premises.

     "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

     "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

     "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

     "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

     "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

     "Casualty" shall mean any injury to or death of any person or any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises or arising from the Adjoining Property.

     "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

     "Condemnation" shall mean a Taking.

     "Condemnation Notice" shall mean notice or actual knowledge of the institution of or intention to institute any proceeding for Condemnation.

     "Costs" of a Person or associated with a specified transaction shall mean all actual and reasonable out-of-pocket costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

     "Covenants"  shall mean the covenants and  agreements  described on Exhibit
"E".

     "CPI" shall mean CPI as defined in Exhibit "D" hereto.

     "Default Termination Amount" shall mean the Default Termination Amount as defined in Paragraph 23(a)(iii).

     "Default  Rate"  shall  mean  the  Default  Rate as  defined  in  Paragraph
7(a)(iv).

     "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect (as a benefit or a burden) the Leased Premises.

     "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive
Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

     "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could reasonably be expected to result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could reasonably be expected to result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could reasonably be expected to result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could reasonably be expected to result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

     "Equipment" shall mean the Equipment as defined in Paragraph 1.

     "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

     "Expansion Parcel" shall mean that certain undeveloped portion of the Land identified as Tax Lot No. 3400 on the tax map filed in the County Assessor's Office for Lane County, Oregon.

     "Expansion Parcel Price" shall mean the Expansion Parcel Price as defined in Paragraph 36(a).

     "Fair Market Value" shall mean the higher of (a) the fair market value of the Leased Premises as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises as of the Relevant Date as affected and encumbered by this Lease. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

     "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

     "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

     "Guarantor" shall mean PSC Inc., a New York corporation.

     "Guaranty" shall mean the Guaranty and Suretyship Agreement dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease.

     "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

     "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

     "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

     "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

     "Improvements" shall mean the Improvements as defined in Paragraph 1.

     "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

     "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

     "Land" shall mean the Land as defined in Paragraph 1.

     "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

     "Lease" shall mean this Lease Agreement.

     "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

     "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

     "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

     "Lender" shall mean any person or entity (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

     "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

     "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

     "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

     "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses
(i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

     "Non-Preapproved Assignee" shall have the meaning set forth in Paragraph 21 hereof.

     "Non-Preapproved Assignment" shall have the meaning set forth in Paragraph 21 hereof.

     "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

     "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

     "Partial   Condemnation"   shall  mean  any  Condemnation  which  does  not
constitute a Termination Event.

     "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

     "Person" shall mean an individual, partnership, association, corporation or other entity.

     "Preapproved Assignee" shall have the meaning set forth in Paragraph 21 hereof.

     "Preapproved Assignment" shall have the meaning set forth in Paragraph 21 hereof.

     "Preapproved  Sublet"  shall have the  meaning  set forth in  Paragraph  21 hereof.

     "Prepayment Premium" shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage, and which may be (in lieu of such prepayment premium or prepayment penalty) a "make whole" or yield maintenance clause requiring a prepayment premium or a defeasance premium (such defeasance premium to be an amount equal to the positive difference between (a) the total amount required to defease a Loan and (b) the outstanding principal balance of the Loan as of the date of such defeasance, in either case in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to a prepayment.

     "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) five percent (5 %) per annum.

     "Prime Rate" shall mean the annual interest rate as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the
"Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

     "Relevant   Amount"  shall  mean  the  Termination   Amount,   the  Default
Termination Amount or the Expansion Parcel Price, as the case may be.

     "Relevant Date" shall mean (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii) and (e) the Option Purchase Date in connection with Tenant's exercise of its option to purchase the Leased Premises under Paragraph 36 hereof.

     "Remaining Sum" shall mean Remaining Sum as defined in Paragraph 19(c).

     "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

     "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

     "Rent" shall mean, collectively, Basic Rent and Additional Rent.

     "Review  Criteria"  shall mean the Review  Criteria as defined in Paragraph
21.

     "Site  Assessment"  shall mean a Site  Assessment  as defined in  Paragraph
10(c).

     "State" shall mean the State of Oregon.

     "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease and which survive such expiration or termination by their own terms.

     "Taking" shall mean any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

     "Term" shall mean the Term as defined in Paragraph 5.

     "Termination Amount" shall mean the greater of (a) the sum of the Fair Market Value plus any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount or (b) the sum of the Acquisition Cost plus any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount.

     "Termination Date" shall mean Termination Date as defined in Paragraph 18.

     "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

     "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

     "Trigger Offer" shall mean the Trigger Offer as defined in Paragraph 36(d)

     3. Title and Condition.

(a) The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased
Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

(b) Tenant acknowledges that the Leased Premises is in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

(c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) is in Landlord and that Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein, (ii) to the best of Tenant's knowledge, the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects to the full satisfaction of Tenant, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects to the full satisfaction of Tenant.

(d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively, "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until an Event of Default occurs or until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of Warranties, guaranties, indemnities and other rights shall automatically revert to Landlord. Tenant shall enforce the Warranties in accordance with their respective terms.

4. Use of Leased Premises; Quiet Enjoyment.

(a) Tenant may occupy and use the Leased Premises for general and executive offices, light manufacturing, and research and development facilities, in connection with Tenant's business and for no other purpose, without the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, that, Tenant shall not, under any circumstances, use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any warranty, guaranty or indemnity, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or waste.

(b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of an emergency, in which no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof. In conducting any such inspections or otherwise having access to the Leased Premises (including , but not limited to, any access pursuant to Paragraph 10(c) hereof), Landlord shall comply, and shall cause all other persons on entities having such access to comply, with the reasonable instructions and requirements of Tenant, to not interfere with Tenant's use or occupancy of the Leased Premises and to preserve the confidentiality of any materials, information, data and/or operations of or with respect to Tenant.

5. Term.

     Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on the last day of the one hundred eightieth (180th) calendar month next following the date hereof (the "Expiration Date"). If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term until all said sums shall have been fully paid.

6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"), quarterly, in advance, commencing on the first day of June, 1999, and continuing on the first day of each September, December, March and June thereafter during the Term (each such day being a "Basic Rent Payment Date"). Each such rental payment shall be made (a) at Landlord's sole discretion, to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and (b) at Tenant's option, either by (x) a check hand delivered at least five (5) business days before or mailed at least ten (10) days before the applicable Basic Rent Payment Date, or (y) wire transfer in immediately available Federal Funds on or before the applicable Basic Rent Payment Date. Pro rata Basic Rent for the period from the date hereof through the last day of May, 1999 shall be paid on the date hereof.

7. Additional Rent.

     (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

(i) except as otherwise specifically provided herein, all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord and its counsel incurred in connection with any act undertaken or performed by Landlord (or its counsel) at the request of Tenant or as a result of Tenant's failure to act promptly in an emergency situation, and (J) any other items specifically required to be paid by Tenant under this Lease;

(ii) after the date all or any portion of any installment of Basic Rent is due and not paid, an amount equal to five percent (5%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any consecutive twelve (12) month period, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days' following the due date thereof;

(iii) a sum equal to any additional sums (including any late charge, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note (but not to exceed the amounts that would have been payable under the Initial Loan) by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

(iv) interest, at the rate (the "Default Rate") of the lesser of (x) five percent (5%) over the Prime Rate per annum or (y) such other rate as may be required by Lender for late payments due under the terms of the Loan on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

(b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within ten (10) business days after Landlord's demand for payment thereof, and
(ii) any other Additional Rent, within ten (10) business days after Landlord's demand for payment thereof.

(c) Landlord and Tenant acknowledge and agree that the amounts set forth as additional rent in subparagraphs 7(a)(ii), (iii) and (iv) above have been specifically negotiated by Landlord and Tenant and represent the parties best estimate of actual losses to be suffered by Landlord under the applicable circumstances, and are not intended or to be construed as a penalty. In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

8. Net Lease; Non-Terminability.

(a) This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

(b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation, (iii) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (iv) subject to the provisions of Paragraph 32 hereof, any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement (but nothing herein shall be deemed to limit or waive any right, claim or remedy, in law or in equity, which Tenant may have against Landlord by reason of any such default), (v) any latent or other defect in any of the Leased Premises, (vi) the breach of any warranty of any seller or manufacturer of any of the Equipment, (vii) subject to the provisions of Paragraph 4(b) hereof, any violation of any provision of this Lease by Landlord, (viii) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord, (ix) subject to the provisions of Paragraph 32 hereof, the exercise of any remedy, including foreclosure, under any Mortgage or Assignment, (x) subject to the provisions of Paragraph 32 hereof, any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, (xi) any interference with Tenant's use of the Leased Premises (except to the extent such interference is caused by acts of Landlord not permitted under this Lease), (xii) market or economic changes or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

(c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise, even though such obligation results in a double payment of Rent. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy
Code).

(d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

9. Payment of Impositions.

(a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or
(v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Landlord has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or
Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. If the Term of the Lease should expire or terminate (except by reason of an Event of Default by Tenant hereunder) prior to the conclusion of any period for which Tenant has paid any Imposition, then Landlord shall immediately upon such expiration or termination remit to Tenant payment for the pro-rata portion of such Imposition attributable to such unexpired period. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) business days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) business days after Landlord's request therefor.

(b) Subject to any terms more favorable to Tenant as may be agreed by Lender with respect to the number or nature of any permitted defaults prior to the application of this Paragraph 9(b) (which more favorable terms shall control), following the occurrence of an Event of Default consisting of a failure to (i) timely pay any Monetary Obligation, (ii) timely pay any real estate taxes or assessments imposed upon the Leased Premises or payments in lieu thereof or
(iii) failure to keep and maintain in effect at all times during the Term of this Lease the insurance coverage required under this Lease, Landlord shall have the right to require Tenant to pay to Landlord an additional monthly sum (each an "Escrow Payment") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. If Landlord receives notice, or otherwise becomes aware, of Tenant's failure to timely make payment of an insurance premium or taxes or assessments, Landlord shall endeavor to provide Tenant with notice thereof as soon as possible. As used herein, "Escrow Charges" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Escrow Charges and of each Escrow Payment. As long as the Escrow Payments are being held by Landlord, the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

10. Compliance with Laws and Easement Agreements; Environmental Matters.

(a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the reasonable request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports.

(b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord.

(c) Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation (i) in connection with any sale, financing or refinancing of the Leased Premises, (ii) at any time within the six month period prior to the expiration of the Term and (iii) at any time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting any Site Assessments shall be paid by Tenant with respect to (i) the first Site Assessment in any two (2) year period, (ii) any Site Assessment required by Lender or any governmental authority, (iii) any Site Assessment following a known Environmental Violation at the Leased Premises and (iv) any Site Assessment in which an Environmental Violation is discovered.

(d) If an Environmental Violation occurs or is found to exist and, in such Site Reviewer's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $500,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to one hundred fifteen percent (115%) of Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c) (a copy of which shall be provided to Tenant at the time of the request for such bond or letter of credit), of the anticipated cost of such remedial action.

(e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of
(i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease; provided, however, if Landlord leases all or any part of the Leased Premises during such extended Term, Tenant shall be entitled to a credit against Basic Rent hereunder in the amount equal to the rental payments under such other lease as and when collected by Landlord.

(f) If Tenant fails, after any applicable notice and cure period, to correct any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

(g) Tenant shall notify Landlord promptly after receipt of notice from any governmental authority or actual knowledge of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

(h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

11. Liens; Recording.

(a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. TENANT SHALL PROMPTLY UPON THE COMMENCEMENT OF ANY ALTERATIONS AT THE LEASED PREMISES, POST A NOTICE ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD THAT IS IN CONFORMITY WITH THE PROVISIONS OF ORS 87.030.

(b) Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

12. Maintenance and Repair.

(a) Tenant shall at all times maintain the Leased Premises and the Adjoining Property in as good repair and appearance as they are in on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except, in each case, for ordinary wear and tear and insured casualty (but excluding any deductible). Tenant shall take every other action necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a), including Alterations required in order to insure that the Improvements are year 2000 compliant. Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

(b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

13. Alterations and Improvements.

(a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender and provided that no monetary or material non-monetary Event of Default exists beyond any applicable notice and cure period, to make (i) Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $750,000 and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $750,000, so long as at the time of construction or installation of any such Equipment or Alterations no monetary or material non-monetary Event of Default exists beyond any applicable notice and cure period and the value and utility of the Leased Premises is not diminished thereby in any material respect. If the cost of any Alterations, series of related Alterations, Equipment or accessions thereto is in excess of $750,000, the prior written approval of Landlord and Lender shall be required, such approval not to be unreasonably withheld, delayed or conditioned. Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender.

(b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of
(A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement, (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent of Alterations of $750,000 or more with the provisions of Paragraph 19(a), whether or not such Work involves restoration of the Leased Premises.

14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13 or (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as at the time of such contest no monetary or material non-monetary Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or material increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final non-appealable determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

     15. Indemnification.

(a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs, causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the acquisition, or the negotiations leading thereto (provided that, nothing herein shall be deemed to make Tenant liable for Landlord's Costs in connection with the initial Loan in excess of $70,000), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises or Adjoining Property, (ii) any casualty in any manner arising from the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or the Mortgage or Assignment or (iv) except to the extent caused solely by the gross negligence or willful misconduct of any Indemnitee, any alleged, threatened or actual Environmental Violation, including
(A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

(b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may retain its own counsel and defend such action, and Landlord may employ counsel of its choice to monitor the defense of any such action; provided that in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default such counsel may be retained by Landlord at Tenant's cost and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the cost of such counsel shall by paid by Tenant.

(c) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

16. Insurance.

(a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

(i) Insurance against physical loss or damage to the Improvements and Equipment as provided under a standard "All Risk" property policy including but not limited to flood (if the Leased Premises is in a flood zone) and earthquake coverage in amounts not less than the actual replacement cost of the Improvements and Equipment. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and shall contain deductibles not more than $50,000 per occurrence.

(ii) Commercial General Liability Insurance (including but not limited to Incidental Medical Malpractice and Host Liquor Liability) and Business
Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

(iii) Workers' compensation insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Workers' Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

(iv) Comprehensive Boiler and Machinery Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $6,000,000 per accident for damage to property. Such policies shall include at least $6,000,000 per accident for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $50,000.

(v) Business Income/Extra Expense Insurance at limits sufficient to cover 100% of the period of indemnity not less than one year from time of loss. Such insurance shall name Landlord as loss payee solely with respect to Rent payable to or for the benefit of Landlord as its interest appears under this Lease.

(vi) During any period in which substantial Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

(vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises.

(b) The insurance required by Paragraph 16(a) shall be written by companies which, at all times during the Term, have a Best's rating of A:X or above and are admitted in, and approved to write insurance policies by, the State Insurance Department for the State. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as Owner and Lender as loss payee and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void or voidable for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

(c) Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

(d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance.

(e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that Tenant shall provide to Landlord a Statement of Values which shall be reviewed annually and amended as necessary based on Replacement Cost Valuations. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

(f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

(g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies thereof; provided however, that nothing contained herein shall be deemed to limit Tenant's right to carry insurance with respect to any other properties or businesses of Tenant or any personal property of Tenant that does not constitute a part of the Leased Premises.

(h) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

(i) All proceeds of any insurance required under Paragraph 16(a shall be payable as follows:

(1) Proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liabilities coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds.

(2) All proceeds of insurance payable under clauses (ii),  (iii),  (iv), (v) and
(vii) of Paragraph 16(a) and proceeds attributable to the general liability coverage provisions of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to Landlord or, if required by the Mortgage, to Lender.

(3) Proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable to Landlord (or Lender) and applied as set forth in Paragraph 17. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease.

17.               Casualty and Condemnation.

(a) If any Casualty occurs to the Leased Premises, the insurance proceeds for which is reasonably estimated by Tenant to be equal to or in excess of Five Hundred Thousand Dollars ($500,000), Tenant shall promptly give Landlord and Lender notice thereof. So long as no monetary or material non-monetary Event of Default exists beyond any applicable notice and cure period, Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join therein. Any adjustment, settlement or compromise of any such claim for any amount less than the replacement cost for the Leased Premises or such portion thereof so damaged, as applicable, shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; provided however, that, if the proposed adjustment, settlement or compromise is less than replacement cost for the Leased Premises or the portion thereof so damaged (as reasonably determined, in each instance, by Tenant's architect or engineer), and Tenant shall escrow any shortfall in the funds necessary for the repair or restoration of the Leased Premises or the portion thereof so damaged in accordance with the terms of this Lease into the Restoration Fund, then Landlord shall not withhold its consent thereto. If a monetary or material non-monetary Event of Default exists beyond any applicable notice and cure period, (i) Tenant shall not be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty, (ii) Tenant agrees to sign, upon the request of Landlord and Lender, all such proofs of loss, receipts, vouchers and releases and (iii) if Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims, and Landlord and Lender shall have the right to join with Tenant therein. Upon notice from Landlord or Lender as to the occurrence and continuance of an Event of Default beyond any applicable notice and cure period, each insurer is hereby authorized and directed to make payment under said policies, including return or unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

(b) Tenant, immediately upon receiving any Condemnation Notice, shall notify Landlord and Lender thereof. So long as no monetary or material non-monetary Event of Default exists beyond any applicable notice and cure period, Tenant is authorized to collect, settle and compromise, in its discretion, the amount of any Net Award and Landlord shall be entitled to join therein. If an Event of Default exists beyond any applicable notice and cure period, only Landlord and Lender are authorized to collect, settle and compromise, in their discretion, the amount of any Net Award and Tenant shall not be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the prior written consent of Landlord and Lender. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

(c) If any Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations, except as provided in Paragraph 17(d) and 19(c). Promptly after any Casualty, Tenant, shall commence and diligently continue to restore the Leased Premises (including the Equipment) to substantially the same size, layout, utility, value, condition and character as existed immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease) and otherwise as required in Paragraphs 12 and 13(b). Promptly after any Partial Condemnation, Tenant shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease) and otherwise as required in Paragraphs 12 and 13(b). So long as no Event of Default exists beyond any applicable notice and cure period, the Net Award shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of this Paragraph and Paragraphs 12(a) and 13(b) of this Lease, and the amount of such Net Award so paid to Tenant shall constitute the Restoration Fund, shall be held in escrow by Tenant and not commingled with any other funds of Tenant, and subject to the provisions of Paragraphs 19(b) and 19(c) hereof. If an Event of Default exists beyond any applicable notice and cure period, any Net Award shall (unless such Condemnation resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof. If any Condemnation which is not a Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18. Notwithstanding anything to the contrary contained herein, in the event of any restoration of the Leased Premises hereunder, Tenant shall, upon notice from Landlord, be required to hire an independent general contractor to perform the restoration of the Leased Premises.

(d) In the event of a Requisition of any of the Leased Premises, if any Net Award payable by reason of such Requisition is (i) retained by Landlord, each installment of Basic Rent payable on or after the date on which the Net Award is paid to Landlord shall be reduced by a fraction, the denominator of which shall be the total amount of all Basic Rent due from such date to and including the last Basic Rent Payment Date for the then existing Term and the numerator of which shall be the amount of such Net Award retained by Landlord, or (ii) paid to Lender, then each installment of Basic Rent thereafter payable shall be reduced in the same amount and for the same period as payments are reduced under the Note until such Net Award has been applied in full or until the Term has expired, whichever first occurs.

18.               Termination Events.

(a) If (i) the entire Leased Premises shall be taken by a Taking or (ii) any substantial portion of the Leased Premises shall be taken by a Taking and, in such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Leased Premises (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice, to give to Landlord written notice of the Tenant's option to terminate this Lease (a "Termination Notice") in the form described in Paragraph 18(b).

(b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date which occurring after the Fair Market Value Date (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine the Fair Market Value.

(c) If Landlord shall reject such offer to terminate this Lease pursuant to Paragraph 18(b) above by written notice to Tenant (a "Rejection"), which
Rejection  shall  contain the written  consent of Lender,  not later than thirty
(30) days following the Fair Market Value Date, then this Lease shall terminate on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate automatically shall be extended to the earlier to occur of (A) the second Basic Rent Payment Date after the scheduled Termination Date and (B) first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award; provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

(d) Unless  Tenant shall have  received a Rejection not later than the thirtieth
(30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall
(i) convey to Tenant the Leased Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant Landlord's entire interest in and to the Net Award, all in accordance with Paragraph 20.

19.               Restoration.

(a) If any monetary or material non-monetary Event of Default shall have occurred and then be continuing beyond any applicable notice and cure period, Landlord (or Lender if required by any Mortgage) shall hold the Net Award in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

(i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, (which approved shall not be unreasonably withheld, conditioned or delayed) (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate waivers of mechanics' and materialmen's liens shall have been filed if permitted under the Laws of the State;

(ii) at the time of any disbursement, no monetary or material non-monetary Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged of record;

(iii) disbursements shall be made by Landlord (or Lender) from time to time in an amount not exceeding the cost of the work completed since the last disbursement, promptly upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) a satisfactory bringdown of title insurance and (D) other such evidence of cost and payment reasonably necessary for Landlord to verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

(iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president, a vice president or other authorized representative of Tenant having sufficient familiarity with the Leased Premises and the work, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies, to the best of Tenant's knowledge, with the applicable requirements of this Lease;

(v) Landlord may retain ten percent (10%) of the restoration fund until the restoration is fully completed;

(vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

(vii) such other reasonable conditions as Landlord or Lender may impose.

(b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as reasonably determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

(c) If any  sum  remains  in  the  Restoration  Fund  (after  completion  of the restoration and any refund to Tenant pursuant to Paragraph 19(b), if applicable), such sum (the "Remaining Sum") shall be retained by or paid to Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender. If the Remaining Sum is (i) retained by or paid to Landlord, each installment of Basic Rent payable on or after the Retention Date shall be reduced by a fraction, the denominator of which shall be the total amount of all Basic Rent due from such date to and including the last Basic Rent Payment Date for the then existing Term and the numerator of which shall be the Remaining Sum, or
(ii) paid to Lender, then each installment of Basic Rent thereafter payable shall be reduced in the same amount as payments are reduced under any Note if the Loan corresponding to such Note is reamortized to reflect such payment, in each case until such Remaining Sum has been applied in full or until the Term has expired, whichever occurs first. Upon the expiration of the Term, any portion of the Remaining Sum which has not been so applied shall be retained by Landlord.

20. Procedures Upon Purchase.

(a) If the Leased Premises is purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts or omissions of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises (created with the concurrence of Tenant) or were otherwise created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

(b) Upon the date fixed for any such purchase of the Leased Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) an Oregon statutory special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations; and further provided, that if any event has occurred which, in Landlord's reasonable judgment, is likely to subject any Indemnitee to any liability which Tenant is required to indemnify against pursuant to Paragraph 15, then an amount shall be deducted from the Net Award which, in Landlord's reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter. If, on the Purchase Date, the total amount of any Monetary Obligations outstanding exceeds the Net Award, if any, payable to Tenant by Landlord, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations in excess of any Net Award received and retained by Landlord (or Lender). Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any Surviving Obligations.

(c) If the completion of such purchase shall be delayed after (i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value, if applicable, shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

(d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

21. Assignment and Subletting; Prohibition against Leasehold Financing.

(a) (i) Except as expressly set forth below in this Paragraph 21, Tenant may not assign this Lease, voluntarily or involuntarily, whether by operation of law, merger, consolidation or otherwise (it being agreed that the aggregate transfer or ownership of 50% or more of the Voting Stock of Tenant by or to a Person other than the Guarantor or a majority-owned subsidiary of Guarantor shall constitute an assignment of this Lease), or sublet any of the Leased Premises at any time to any other Person without the prior written consent of Landlord, which consent, may be withheld by Landlord in its sole discretion, and any such purported sublease or assignment in violation of this Paragraph 21 shall be null and void.

(ii) Notwithstanding the provisions of Paragraph (a)(i) above, Tenant shall have the right, upon not less than thirty (30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required or necessary ("Preapproved Assignment") to assign this Lease by operation of law or otherwise to (i) any Person that is, and at all times during the Term continues to be, a majority-owned subsidiary of Tenant or Guarantor first named herein or (ii) to any other Person, so long as (A) the Guarantor first named herein remains the guarantor under the Guaranty, or (B) the successor to Guarantor or the assignee of the Guaranty satisfies the Fixed Charge Ratio, Total Debt/EBITDA Ratio and Minimum Consolidated Net Worth covenants set forth in Exhibit E hereto (as reflected on its most recently published audited annual financial statements immediately preceding the date of the proposed assignment) or (C) the proposed assignee satisfies the Fixed Charge Ratio, Total Debt/EBITDA Ratio and Minimum Consolidated Net Worth covenants set forth in Exhibit E hereto (as reflected on its most recently published annual audited financial statements immediately preceding the date of the proposed assignment (each such Person, a "Preapproved Assignee")

(iii) If Tenant desires to assign this Lease, whether by operation of law or otherwise, to a Person ("Non-Preapproved Assignee") who would not be a Preapproved Assignee ("Non-Preapproved Assignment") then Tenant shall, not less than sixty (60) days prior to the date on which it desires to make a Non-Preapproved Assignment, submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the "Review Criteria"): (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Leased Premises and (F) risk factors associated with the proposed use of the Leased Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee no later than the thirtieth (30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying reasonable and prudent business judgment under the circumstances.

(iv) If Landlord shall disapprove the Non-Preapproved Assignment by notice to Tenant, given within thirty (30) days following receipt of the information described in the foregoing Paragraph 21(a)(iii), then this Lease shall remain in full force and effect and unmodified. Nothing provided herein shall constitute a waiver by Landlord of the obligation of Tenant to comply with the requirements of Paragraph 21(a)(iii) if a subsequent Non-Preapproved Assignment arises. Except as set forth in Paragraph 21 (a) (v) below, no approval of any Non-Preapproved Assignment shall be effective for any purpose unless consented to in writing by Lender.

(v) If Landlord shall have failed or refused to approve or disapprove any Non-Preapproved Assignment by notice to Tenant on or before the thirtieth (30th) day following receipt of the information described in Paragraph 21(a)(iii) above, then Tenant shall be entitled to deliver a notice to Landlord so stating such failure or refusal and, if Landlord shall then fail to so approve or disapprove such Non-Preapproved Assignment within three (3) business days after receipt of Tenant's notice, Landlord shall be conclusively be deemed to have consented to such Non-Preapproved Assignment; provided that, no Event of Default shall then have occurred and be continuing.

(vi) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment.

(b) Notwithstanding the provisions of Paragraph (a)(i) above, Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, to enter into one or more subleases (i) to any Person that is, and at all times during the Term continues to be, a majority-owned subsidiary of Tenant or Guarantor first named herein or (ii) to any other Person, so long as (A) the Guarantor first named herein remains the guarantor under the Guaranty, or (B) the successor to Guarantor, or the assignee of the Guaranty, satisfies the Fixed Charge Ratio, Total Debt/EBITDA Ratio and Minimum Consolidated Net Worth covenants set forth in Exhibit E hereto (as reflected on its most recently published audited annual financial statements immediately preceding the date of the proposed subletting) or (C) the proposed subtenant satisfies the Fixed Charge Ratio, Total Debt/EBITDA Ratio and Minimum Consolidated Net Worth covenants set forth in Exhibit E hereto (as reflected on its most recently published annual audited financial statements immediately preceding the date of the proposed subletting (each, a "Preapproved Sublet"). Other than pursuant to a Preapproved Sublet, at no time during the Term shall subleases for more than twenty-five percent (25%) of the gross space in the Leased Premises be permitted without the prior written consent of Landlord, which consent shall be granted or withheld based on a review of the proposed sublessee's management, operating history, proposed use of the Leased Premises and risk factors associated with the proposed use of the Leased Premises by such proposed sublessee, taking into account factors such as environmental concerns, product liability and the like, in each case, to the extent same relate to the proposed sublessee and the terms of the proposed sublease. Landlord and Lender shall review such information and shall approve or disapprove the such proposed sublessee no later than the thirtieth (30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the foregoing factors applying reasonable and prudent business judgment.

(c) If Landlord shall have failed or refused to approve or disapprove any Non-Preapproved Sublet by notice to Tenant on or before the thirtieth (30th) day following receipt of the information described in Paragraph 21(b) above, then Tenant shall be entitled to deliver a notice to Landlord so stating such failure or refusal and, if Landlord shall then fail to so approve or disapprove such Non-Preapproved Sublet within three (3) business days after receipt of Tenant's notice, Landlord shall be conclusively be deemed to have consented to such Non-Preapproved Sublet; provided that, no Event of Default shall then have occurred and be continuing.

(d) With respect to any Preapproved Assignment or Preapproved Sublet, Tenant shall provide to Landlord in advance of the effective date of such assignment or subletting information reasonably required by Landlord to establish that any proposed Preapproved Assignment or Preapproved Sublet satisfies the criteria set forth above. Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. No assignment (other than a Pre-Approved Assignment to a Person meeting the Financial Covenants set forth in Paragraphs 2(a), (b), (c) of Exhibit E) or sublease made as permitted by this Paragraph 21 shall affect or reduce any of the obligations of Tenant hereunder or Guarantor under the Guaranty, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made (other than a Pre-Approved Assignment to a Person meeting the Financial Covenants set forth in Paragraphs 2(a), (b), (c) of Exhibit E). No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

(e) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, whether or not Landlord's consent is required, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

(f) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right upon notice to Tenant and any subtenants at any time following the occurrence of an Event of Default to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

(g) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

(h) Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"); provided, however, that Landlord shall not be permitted to sell or transfer the Leased Premises (or any interest therein) to any competitor of Tenant or Guarantor as identified in the most recently filed 10-K of the Guarantor, without the prior written consent of Tenant. In the event of any such permitted transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

22. Events of Default.

(a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

(i) a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

(ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

(iii)  any   representation  or  warranty  made  by  Tenant  herein  or  in  any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

(iv) a default beyond any applicable cure period or at maturity by Tenant or Guarantor in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $3,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

(v) a default by Tenant or Guarantor beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $3,000,000 or more if the Landlord under any such lease or leases commences to exercise its remedies thereunder;

(vi) a final, non-appealable judgment or judgments for the payment of money in excess of $3,000,000 in the aggregate shall be rendered against Tenant or Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days;

(vii) The breach of any financial Covenant contained in Exhibit E shall occur;

(viii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(ix) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

(x) the Leased Premises shall have been vacated (for a period in excess of sixty
(60) consecutive days) or abandoned;

(xi) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(xii) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

(xiii) a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under any provision of any Assignment or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan and, as a result thereof, Lender accelerates the stated maturity date of the Loan or commences to exercise its remedies against Landlord's interest in the Leased Premises;

(xiv) a failure by Tenant to maintain in effect any other material license or permit necessary for the use, occupancy or operation of the Leased Premises;

(xv) an Event of Default (as defined in the Guaranty) beyond any applicable cure period shall occur under the Guaranty.

(b) No notice or cure period shall be required in any one or more of the following events: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iv), (v), (vi), (vii), (viii), (ix),
(xi), (xii), (xiii) or (xv) of Paragraph 22(a); (B) the default consists of a failure to pay Basic Rent, a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause
(i) of Paragraph 22(a), the applicable cure period shall be three (3) business days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than one
(1) time within any Lease Year. If the default consists of a default under clauses (ii), (iii), (x) or (xiv) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed one hundred twenty (120) days), provided that Tenant shall commence to cure the default within the said thirty (30) day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

(c) Notwithstanding anything in the foregoing paragraphs (a) or (b) to the contrary, in the event any owner or holder of any senior or subordinate indebtedness of either Tenant or Guarantor shall waive or consent to any breach, violation, default or event of default under the terms of any documents or instruments evidencing, securing, or executed in connection with such indebtedness with respect to those matters set forth in subparagraph (iv), (v),
(vi) and (vii), Landlord shall waive or consent to the same; provided, such consent or waiver shall be upon substantially the same or a pari passu basis with such senior and/or subordinated lender, as applicable, as to time periods, payment and other material terms and conditions.

23. Remedies and Damages Upon Default.

(a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, in all events subject to, and to the fullest extent permitted by, applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

(i) Whether or not Landlord elects to terminate this Lease and the estate created thereby, Landlord may give Tenant notice of Landlord's intention to terminate Tenant's right to possession of the Leased Premises under this Lease on a date specified in such notice and upon such date, all rights of Tenant hereunder to the use and possession of the Leased Premises shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, with or without legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

(ii) After repossession of the Leased Premises pursuant to clause (i) above and subject to applicable Law, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

(iii) Provided that Landlord shall not have repossessed and relet the Leased Premises under Paragraph 23(a)(ii) above, Landlord may, to the extent permitted by applicable Law, upon notice to Tenant, require Tenant to make an irrevocable offer to terminate this Lease upon payment to Landlord of an amount (the "Default Termination Amount") specified in the next sentence. The "Default Termination Amount" shall be the greater of (A) the sum of the Acquisition Cost and any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with the proceeds of the Default Termination Amount and (B) the greater of (1) the sum of the Fair Market Value of the Leased Premises and any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with the proceeds of the Default Termination Amount and (2) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the Term would expire, less, in the case of (1) and (2) above, an amount equal to the unamortized cost of any expenditures properly classified as capital expenditures under GAAP made by Tenant pursuant to this Lease with respect to the roof, structural elements or foundation, or electrical, plumbing or HVAC systems, at the Leased Premises. Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) business days following such request deposit with Landlord as payment against the Default Termination Amount the amount described in (A) above and Landlord and Tenant shall promptly commence to determine Fair Market Value. Within thirty (30) days after the Fair Market Value Date, Landlord shall accept or reject such offer. If Landlord accepts such offer then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount, less the amount of an deposit paid by Tenant in accordance with the previous sentence, and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20. Any rejection by Landlord of such offer shall have no effect on any other remedy Landlord may have under this Lease.

(iv) Landlord may, to the extent permitted by applicable Law, declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term and (B) Tenant shall have no option to extend or renew the Term.

(b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

(i) If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) or Paragraph 23(a)(iii) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including customary brokerage commissions, reasonable attorneys' fees and expenses, employees' expenses, costs of Alterations and expenses and preparation for reletting.

(ii) If Landlord exercises its remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and, to the extent permitted by applicable Law, institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

(c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

(d) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

(e) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

(f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, LANDLORD AND TENANT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY.

(g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

(h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

(i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

(j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above or when delivery is refused. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay LLP, 2500 One Liberty Place, Philadelphia, PA 19103,
Attention: Chairman, Real Estate Department. A copy of any notice given by Landlord to Tenant shall simultaneously be given by Landlord to (i) Tenant's General Counsel, at PSC Inc.,675 Basket Road, Webster, New York 14580,
Attention: Elizabeth J. McDonald , Esq. and to (ii) Boylan, Brown, Code, Fowler, Vigdor and Wilson LLP, 2400 Chase Square, Rochester, New York 14604, Attention:
Patrick Malgieri, Esq. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

25. Estoppel Certificate. At any time upon not less than twenty (20) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request relating to the status of the Lease and/or the Leased Premises, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear and insured casualty. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may, upon ten
(10) days prior written notice, thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly,
(a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

28. Books and Records.

(a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. In connection with any visit to or inspection of the Leased Premises, Landlord shall comply, and Landlord shall cause its agents to comply, with the reasonable instructions and requirements of Tenant, and shall not interfere with Tenant's use or occupancy of the Leased Premises, and shall preserve the confidentiality of any materials, information, data and/or operations of or with respect to Tenant and/or the Leased Premises.

(b) If at any time neither Tenant nor Guarantor shall be a public company subject to the reporting requirements of the Securities and Exchange Act of 1934, or if financial statements meeting the criteria set forth below are not readily available to Landlord through Edgar or an alternative on-line or internet source or by other means without any material cost to Landlord, then
(i) Tenant shall deliver or cause to be delivered to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited consolidated financial statements of Guarantor and Tenant prepared by a nationally recognized firm of independent certified public accountants and (ii) Tenant shall also furnish or cause to be furnished to Landlord within forty-five
(45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant or Guarantor (as applicable), certified by Tenant's or Guarantor's (as applicable) chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities and Exchange Act of 1934, as amended, or any other Law. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant or Guarantor (as applicable), dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled, to the best of affiant's knowledge, all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

29. Determination of Value.

(a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

(i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date"") on which
(A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Leased Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c) or (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to terminate this Lease pursuant to Paragraph 23(a)(iii). Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

(ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them (and given by Landlord and Tenant to each other) as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

(iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

(iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

(v) If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

(vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall
(A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration. The Cost of the procedure described in this Paragraph 29(a) above shall be borne entirely by Tenant.

(b) If, by virtue of any delay (not caused solely by the acts or omissions of Landlord), Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

(c) In determining Fair Market Value as defined in clause (b) of the definition of Fair Market Value, the appraisers shall add (a) the Present Value of the Rent for the remaining Term, assuming the Term has been extended for all extension periods provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and
(b) the Present Value of the Leased Premises as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that Tenant has not violated (and will not violate) any of the Covenants.

30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any general partner of Landlord or any of its members or general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

31. Financing.

(a) Tenant agrees to pay, within ten (10) days following written request from Landlord, the costs and expenses incurred by Landlord in connection with the financing of the initial Loan, including any "points" or commitment fees, survey and title costs and the fees and expenses of Landlord's and Lender's counsel but, not to exceed an aggregate maximum of $70,000 and exclusive of the cost of any "rate buydown". Tenant further agrees to pay all costs and expenses incurred by Landlord in connection with Landlord's purchase of the Leased Premises and with this Lease, including, without limitation, the cost of appraisals, environmental reports, title insurance, surveys, but specifically excluding the legal fees and expenses of Landlord's counsel and the fees and expenses incurred by Landlord with respect to any "due diligence" conducted by or on behalf of Landlord.

(b) If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease; provided same shall be at no cost to Tenant in connection with any refinancing of any Loan. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase any of Tenant's non-monetary obligations or increase any of Tenant's monetary obligations, under this Lease. Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (i) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (ii) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord. Nothing herein shall be deemed to make Tenant liable to pay any Costs of Landlord or any Lender in connection with obtaining or refinancing of any Loan, except as otherwise provided in Paragraph 31(a) above with respect to the initial Loan.

32. Subordination, Non-Disturbance and Attornment. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof and Tenant agrees to attorn to and recognize the holder of such Mortgage as landlord in the event that such holder succeeds to the interest of Landlord hereunder; provided that, any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder (including, but not limited to, Tenant's right to the continued and uninterrupted peaceable use, occupancy, enjoyment and possession of the Leased Premises notwithstanding any default by Landlord under the terms of a Note and/or Mortgage or the exercise by Lender of any remedy thereunder or any other loan documents, including, but not limited to, foreclosure) unless and until an Event of Default shall have occurred and then be continuing or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

33. Financial Covenants. Tenant hereby covenants and agrees to comply with all the covenants and agreements described in Exhibit "E" hereto.

34. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

35. Financing Expansion.

(a) If  Tenant,  during  the Term of this  Lease,  desires  to  construct  a new building and related improvements upon the Expansion Parcel ("Major Alterations"), then Tenant may, prior to the commencement of construction of such Major Alterations, make a written request (a "Financing Request") for Landlord to reimburse the costs thereof (the "Alteration Costs") to Tenant, to wit: cost of labor and materials, financing fees, legal fees, architectural and engineering fees, survey, title insurance and other normal and customary loan, site development and preparation or construction costs. Landlord shall notify Tenant in writing of its acceptance or rejection of the Financing Request no later than sixty (60) days after Landlord's receipt of the same. If Landlord fails or refuses to accept or reject Tenant's Financing Request within such 60-day period, Landlord shall be deemed to have rejected the same.

(b) Should Landlord agree to reimburse such Alteration Costs, Landlord and Tenant shall enter into good faith negotiations regarding the execution and delivery of a written agreement of modification of this Lease, which agreement shall provide, among other things, for the following:

(i) payment by Landlord to Tenant of the Alteration Costs in full on the date agreed by Landlord and Tenant or in installment payments as agreed by Landlord and Tenant and commensurate with the progress of construction of the Major Alterations;

(ii) an extension of the then current Term with respect solely to the Expansion Parcel for a period which, when added to the remainder of the then current Term, equals fifteen (15) years (the "Amortization Period") and if Tenant so elects, an extension of the then current Term with respect to the remainder of the Leased Premises equal in duration to the Amortization Period;

(iii) an increase in the annual Basic Rent payable during the Amortization Period to an amount sufficient to amortize the Alteration Costs ("Total Financing") over the Amortization Period at such rate of interest and upon such other terms as shall be agreed upon between Landlord and Tenant, but which shall be no less favorable than the prevailing interest rate and terms for unsecured loans in a principal amount equal to the Total Financing for borrowers with credit ratings equivalent to that of Tenant's at the time in question;

(iv) provide a rate of return to Landlord on Landlord's equity investment in the construction of the Major Alteration on the Expansion Parcel (or the Leased Premises, if Tenant elects to extend the Term of the Lease with respect to the entire Leased Premises) equal to that enjoyed by Landlord hereunder immediately prior to such proposed increase in Basic Rent; and

(v) such other changes and amendments to this Lease as may be reasonably necessary and appropriate in view of such payment of the Alteration Costs by Landlord to Tenant.

(c) Tenant shall pay all Costs incurred by Landlord in connection with any such modification to this Lease and such financing.

(d) To the extent that the terms of the Mortgage or any other document encumbering any of the Leased Premises shall require the consent of Lender and/or the holder or holders of any encumbrance on any of the Leased Premises (the "Encumbrancers") to the addition or construction of any Major Alterations or to the financing thereof by Landlord, the rights and obligations of Landlord and Tenant under Paragraph 13 and this Paragraph 35 are expressly conditioned upon Landlord's obtaining, prior to the commencement of any construction, the Encumbrancers' written consent to such construction and to Landlord's obtaining, in the event Landlord has accepted Tenant's offer to accept payment for the Major Alterations, the Encumbrancers' written consent to such financing. Landlord agrees to use its best efforts (exclusive of litigation) to obtain such written consent as promptly as possible.

(e) If within sixty (60) days after the date of the Financing Request is made (such 60-day period, the "Financing Request Period"), (i) Landlord and Tenant acting in good faith are unable to reach agreement on the Financing Request,
(ii) Landlord is unable to obtain the written consent of the Encumbrancers pursuant to paragraph (d) of this Section 35, or (iii) Landlord and Lender do not consent to the Major Alterations in accordance with this Section and Section 13 of this Lease Tenant shall, subject to the provisions of Paragraph 13 of this Lease, have the right, but not the obligation, to (A) construct the Major
Alterations at Tenant's sole cost and expense or (B) purchase the Expansion Parcel in accordance with the provisions of Paragraph 36 below. If Tenant does not timely exercise the option to purchase the Leased Premises as set forth in Paragraph 36 below and if Tenant elects to construct the Major Alterations, the construction of the Major Alterations shall be performed in accordance with the provisions of Paragraph 13 hereof and the Major Alterations shall be the property of Landlord and part of the Leased Premises subject to this Lease.

(f) Nothing contained in this Paragraph 35 shall be construed to modify Paragraph 13 hereof, and the provisions of Paragraph 12 and subparagraphs (i) and (ii) of Paragraph 13(a) shall apply to all Major Alterations made or constructed hereunder, including the requirement for Landlord's consent to Alterations.

(g) If the Landlord does not finance the construction of the new building on the Expansion Parcel, Tenant shall nevertheless ensure that the following criteria is met. With respect to the new building and related improvements on the Expansion Parcel, (i) the construction quality and building materials utilized shall be of comparable or greater quality as the then existing Improvements on the Leased Premises, (ii) same shall not, in the reasonable opinion of an appraiser mutually acceptable to Landlord and Tenant, materially diminish the value of the existing Improvements, (iii) same shall be completed in good and workmanlike manner and otherwise in compliance with the provisions of Paragraph 12 hereof, and (iv) same shall be built in conformance with all applicable laws, regulations and ordinances including but not limited to local zoning codes and, if then required by prudent commercial lenders for similar properties located in the vicinity of the Leased Premises, commercially reasonable earthquake-proof standards; provided, however, that Landlord shall not have the right to approve Lessee's plans and specifications.

36. Option to Purchase.

(a) If Landlord and Tenant acting in good faith are unable to reach agreement on the Financing Request within the Financing Request Period, Landlord does hereby give and grant to Tenant the option to purchase the Expansion Parcel (i) for a purchase price of One ($1.00) Dollar (the "Expansion Parcel Price") ,and (ii) on any date (the "Option Purchase Date") between the sixtieth (60th) and one hundred twentieth (120th) day (which date shall be mutually agreeable to Landlord and Tenant) after the expiration of the Financing Request Period. If Tenant intends to exercise such option, Tenant shall give written notice to Landlord to such effect not later than fifteen (15) days after the expiration of the Financing Request Period.

(b) If Tenant shall exercise the foregoing option to purchase the Expansion Parcel, then on the later to occur of (i) the Option Purchase Date or (ii) the date when Tenant has paid the Expansion Parcel Price and has satisfied all other Monetary Obligations, Landlord shall convey the Expansion Parcel to Tenant in accordance with the provisions of Paragraph 20(a), (b) (other than the next to last sentence thereof) and (d); provided, that if an Event of Default has occurred and is continuing on the Option Purchase Date, Landlord, at its sole option, may terminate Tenant's option to purchase hereunder. IF THIS LEASE SHALL TERMINATE FOR ANY REASON PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR IF TENANT SHALL FAIL TO GIVE THE AFORESAID NOTICE OF INTENTION TO PURCHASE, TIME BEING OF THE ESSENCE, THE OPTION PROVIDED IN THIS PARAGRAPH 36 AND ANY EXERCISE THEREOF BY TENANT SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS OPTIONS.

(c) If Tenant shall exercise the foregoing option to purchase the Expansion Parcel, then, simultaneous with Landlord's conveyance of the same to Tenant (and from time to time thereafter as may be necessary), Landlord and Tenant shall execute and deliver to each other, in recordable form, the cross-easement agreement appended hereto as Exhibit "F" together with such other declarations, easements or agreements (including, but not limited to electric, gas, telecommunications, water, sanitary sewer and storm water sewer easements) with respect to the Leased Premises, including, but not limited to (if required by a municipality or other governmental entity only), the conveyance of a fee simple interest, by tenancy in common or otherwise, in and to such portion of the Leased Premises necessary to provide ingress and egress to and from the Expansion Parcel and a publicly dedicated road, or the dedication to a municipality or other governmental entity of any road or driveway located or to be located on such portion of the Leased Premises as shall be necessary for Tenant to secure any required governmental approvals, consents, certificates or permits for the development, occupancy and use of the Expansion Parcel or contemplated hereby (provided that such declarations, easements or agreements do not materially interfere with the use of, or access to, buildings or structures then located on the remainder of the Leased Premises or diminish in any material respect, in the reasonable opinion of an appraiser selected by Tenant and reasonably acceptable to Landlord, the value or utility thereof). Landlord shall, at the same time or times, cause to have executed and delivered by and from each Encumbrancer, in recordable form, a consent (and subordination agreement, if necessary or desirable) to any and all of the above described declarations, easements and agreements.

(d) If (1)Tenant shall exercise the foregoing option to purchase the Expansion Parcel and (2) Tenant shall have constructed the new building and related improvements thereon by any means of financing (including a self-financed project) other than a third party sale-leaseback transaction, then, if thereafter the Tenant shall desire to sell the Expansion Parcel and receive a bona fide written offer (the "Trigger Offer") for the purchase of the Expansion Parcel from a third party purchaser (and which may include other property owned by Tenant so long as a specific purchase price is allocated to the Expansion Parcel), which Trigger Offer Tenant intends to accept, Tenant shall give written notice to Landlord of the Trigger Offer, together with a copy thereof and the name and business address of the third party purchaser. Any acceptance of such Trigger Offer by Tenant shall be conditioned upon Landlord's failure to exercise its right under this Paragraph 36(d). Landlord shall have the right during the Term to exercise the foregoing right of first refusal upon each proposed sale of the Expansion Parcel meeting the criteria set forth herein.

(e) For a period of thirty (30) days following receipt of such notice, Landlord shall have the right, exercisable by written notice to Tenant given within said thirty (30) day period, to elect to purchase the Expansion Parcel at the purchase price and upon the same material terms and conditions set forth in such Trigger Offer, except that Landlord shall have no obligation to acquire any property other than the Expansion Parcel. If at the expiration of such thirty
(30) day period Landlord shall have failed to exercise the such option, Tenant may sell the Expansion Parcel to such third party purchaser upon the terms set forth in the Trigger Offer.

(f) Except as otherwise specifically provided herein, the closing date for any purchase of the Expansion Parcel by Landlord pursuant to this Paragraph 36 shall be the earlier to occur of (i) ninety (90) days after the date of Tenant's notice to Landlord of its intention to sell the Expansion Parcel upon the terms of the Trigger Offer, but not later than the Expiration Date of this Lease, or
(ii) the closing date provided in such Trigger Offer. At such closing, Tenant shall convey the Expansion Parcel to Landlord in accordance with, and Landlord shall pay to Tenant the purchase price and other consideration set forth in, the Trigger Offer.

(g) If Tenant shall have acquired the Expansion Parcel pursuant to this Paragraph 36 and subsequently receives a bona fide written offer from a third party to finance the construction of the new building and related improvements thereon by means of a sale-leaseback transaction, then, if (1) the effective cost of financing such improvements as set forth in such offer is higher than Landlord's last written proposal given to Tenant in response to Tenant's Financing Request, Landlord shall have the option to provide such financing by means of a sale-leaseback transaction at a rate equal to such higher rate, or
(2) ) the effective cost of financing such improvements as set forth in such offer is lower than Landlord's last written proposal given to Tenant in response to Tenant's Financing Request, Landlord shall have the option to provide such financing by means of a sale-leaseback transaction at a capitalization rate equal to such lower rate minus 25 basis points.

(h) Tenant may, at any time during the Term, make any application for, and commence and prosecute any action or proceeding, administrative or otherwise, to effect, the subdivision or partition of the Expansion Parcel from the remainder of the Leased Premises under applicable law, at Tenant's sole cost and expense. Landlord agrees, at no cost to Landlord, to cooperate fully with Tenant in any such applications, actions or proceedings, and Tenant shall pay or reimburse Landlord for all costs and expenses of Landlord in respect thereof (including attorney's fees and expenses). Such cooperation shall include, but not be limited to, (i) permitting such application, action or proceeding to be made or commenced in Landlord's name or in Tenant's name as agent for Landlord, (ii) executing and delivering any applications, affidavits, statements, petitions, pleadings or other documents, and (iii) granting any declarations, easements and agreements (including, but not limited to electric, gas, telecommunications, water, sanitary sewer and storm water sewer easements) with respect to the Leased Premises; including, but not limited to (if required by a municipality or other governmental entity only), the conveyance of a fee simple interest, by tenancy in common or otherwise, in and to such portion of the Leased Premises necessary to provide ingress and egress to and from the Expansion Parcel and, a publicly-dedicated road or the dedication to a municipality or other governmental entity of any road or driveway located on such portion of the Leased Premises) as shall be necessary for Tenant to secure approval for such subdivision or partition (provided that such declarations, easements or agreements do not materially interfere with the use of, or access to, buildings or structures then located on the remainder of the Leased Premises). Landlord shall, at the same time or times, cause to have executed and delivered by and from any Encumbrancer, in recordable form, a consent (and subordination agreement, if necessary or desirable) to any and all of the above described easements and agreements.

37. Miscellaneous.

(a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

(c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Except as otherwise specifically provided herein, whenever Landlord's consent is required under this Lease, Landlord shall have the right, in its absolute and sole discretion, to withhold or delay its consent thereto. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

(d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

(e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein, including but not limited to that certain letter of intent dated February 16, 1999. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

(f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

(h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(i) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

                  IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                    LANDLORD:

                                     SCAN (OR) QRS 11-47, INC.
                                     a Delaware corporation



                                     By:
                                     Title:


ATTEST:                              TENANT:

                                     PSC SCANNING, INC
                                     a Delaware corporation



By:                                  By:

Title:                               Title:

                                                                       EXHIBIT A

                                    PREMISES
PARCEL I:

Lot 1, Block 1, SWEETLAND INDUSTRIAL PARK, as platted and recorded in Book 56, Page 25, Lane County Oregon Plat Records, in Lane County, Oregon.

PARCEL II:

Beginning at the Initial Point of SWEETLAND INDUSTRIAL PARK, as platted and recorded in Book 56, Page 25, Lane County Oregon Plat Records, said point being on the Easterly right of way of Terry Street and being North 0(degree) 01' 02" West 1322.13 feet and South 89(degree) 23' 01" East 40.00 feet from the West one-quarter section corner of Section 33, Township 17 South, Range 4 West of the Willamette Meridian; run thence along the Northerly line of said Sweetland Industrial Park South 89(degree) 23' 01" East 400.00 feet to a point in the Amazon Creek Channel; thence along the Northeasterly line of said Sweetland Industrial Park South 48(degree) 25' 05" East 469.10 feet to the Easterly line of said Sweetland Industrial Park; thence North 0(degree) 01' 02" West 16.47 feet along the extension of said Easterly line to the centerline of said Amazon Creek Channel; thence following said centerline along the arc of 955.37 foot radius curve to the left (the long chord of which bears South 63(degree) 57' 29" East 311.15 feet), a distance of 312.54 feet; thence south 73(degree) 19' 48" East 20.90 feet; thence along the arc of a 955.37 foot radius curve to the right (the long chord of which bears South 71(degree) 37' 54" East 56.64 feet, a distance of 56.65 feet; thence leaving said centerline North 0(degree) 01' 02" West parallel with the centerline of Terry Street 719.59 feet; thence North 89(degree) 23' 01" West 813.04 feet to the centerline of said Amazon Creek; thence along said centerline South 11(degree) 52' 48" East 109.57 feet; thence along the arc of a 287.94 foot radius curve to the left (the long chord of which bears South 18(degree) 44' 13" East 68.75 feet) a distance of 68.92 feet to a point which is 100.00 feet Northerly of, when measured at right angles to, the Northerly line of said Sweetland Industrial Park; thence leaving said centerline North 89(degree) 23' 01" West parallel with said Northerly line 335.67 feet to the Easterly right of way of Terry Street; thence along said right of way South 0(degree) 01' 02" East 100.00 feet to the point of beginning, in Eugene, Lane County, Oregon.

PARCEL III

Beginning at the Initial Point of Sweetland Industrial Park, as platted and recorded in Book 56, Page 25, Lane County Oregon Plat Records, said point being on the Easterly right of way of Terry Street and being North 0(degree) 01' 02" West 1322.13 feet and South 89(degree) 23' 01" East 40.00 from the West one-quarter section corner of Section 33, Township 17 South, Range 4 West of the

Willamette Meridian; run thence along the Northerly line of said Sweetland Industrial Park South 89(degree) 23' 01" East 400.00 feet to a point in the Amazon Creek Channel; thence along the Northeasterly line of said Sweetland Industrial Park South 48(degree) 25' 05" East 469.10 feet to the Easterly line of said Sweetland Industrial Park; thence North 0(degree) 01' 02" West 16.47 feet along the extension of said Easterly line to the centerline of said Amazon Creek Channel; thence following said centerline along the arc of a 955.37 foot radius curve to the left (the long chord of which bears South 63(degree) 57' 29" East 311.15 feet), a distance of 312.54 feet; thence South 73(degree) 19' 48" East 20.90 feet; thence along the arc of a 955.37 foot radius curve to the right (the long chord of which bears South 71(degree) 37' 54" East 56.64 feet, a distance of 56.65 feet; thence leaving said centerline North 0(degree) 01' 02" West parallel with the centerline of Terry Street 799.12 feet; thence North 89(degree) 23' 01" West 829.79 feet to the centerline of said Amazon Creek; thence along said centerline South 11(degree) 52' 48" East 191.02 feet; thence along the arc of a 287.94 foot radius curve to the left (the long chord of which bears South 18(degree) 44' 13" East 68.75 feet) a distance of 68.92 feet to a point which is 100.00 feet Northerly of, when measured at right angles to, the Northerly line of said Sweetland Industrial Park; thence leaving said centerline North 89(degree) 23' 01" West parallel with said Northerly line 335.67 feet to the Easterly right of way of Terry Street; thence along said right of way South 0(degree) 01' 02" East 100.00 feet to the point of beginning, in Eugene, Lane County, Oregon.

EXCEPTING THEREFROM:

Beginning at the Initial Point of Sweetland Industrial Park, as platted and recorded in Book 56, Page 25, Lane County Oregon Plat Records, said point being on the Easterly right of way of Terry Street and being North 0(degree) 01' 02" West 1322.13 feet and South 89(degree) 23' 01" East 40.00 feet from the West one-quarter section corner of Section 33, Township 17 South, Range 4 West of the Willamette Meridian; run thence along the Northerly line of said Sweetland Industrial Park South 89(degree) 23' 01" East 400.00 feet to a point in the Amazon Creek Channel; thence along the Northeasterly line of said Sweetland Industrial Park South 48(degree) 25' 05" East 469.10 feet to the Easterly line of said Sweetland Industrial Park; thence North 0(degree) 01' 02" West 16.47 feet along the extension of said Easterly line to the centerline of said Amazon Creek Channel; thence following said centerline along the arc of a 955.37 foot radius curve to the left (the long chord of which bears South 63(degree) 57' 29" East 311.15 feet), a distance of 312.54 feet; thence South 73(degree) 19' 48" East 20.90 feet; thence along the arc of a 955.37 foot radius curve to the right (the long chord of which bears South 71(degree) 37' 54" East 56.64 feet, a distance of 56.65 feet; thence leaving said centerline North 0(degree) 01' 02" West parallel with the centerline of Terry Street 719.59 feet; thence North 89(degree) 23' 01" West 813.04 feet to the centerline of said Amazon Creek; thence along said centerline South 11(degree) 52' 48" East 109.57 feet; thence along the arc of a 287.94 foot radius curve to the left (the long chord of which bears South 18(degree) 44' 13" East 68.75 feet) a distance of 68.92 feet to a point which is 100.00 feet Northerly of, when measured at right angles to, the Northerly line of said Sweetland Industrial Park; thence leaving said centerline North 89(degree) 23' 01" West parallel with said Northerly line 335.67 feet to the Easterly right of way of Terry Street; thence along said right of way South 0(degree) 01' 02" East 100.00 feet to the point of beginning, in Eugene, Lane County, Oregon.

PARCEL IV:

Beginning at the Initial Point of Sweetland Industrial Park, as platted and recorded in Book 56, Page 25, Lane County Oregon Plat Records, said point being on the Easterly right of way of Terry Street and being North 0(degree) 01' 02" West 1322.13 feet and South 89(degree) 23' 01" East 40.00 feet from the West one-quarter section corner of Section 33, Township 17 South, Range 4 West of the Willamette Meridian; run thence along said Easterly right of way North 0(degree) 01' 02" West 351.39 feet; thence South 89(degree) 23' 01" East 291.07 feet to a point on the centerline of the Amazon Creek Channel being the true point of beginning; run thence 89(degree) 23' 01" East 829.79 feet; thence North 0(degree) 01' 02" West parallel with the centerline of Terry Street 396.90 feet; thence North 89(degree) 23' 01" West 899.33 feet to the centerline of said Amazon Creek; thence along said centerline along the arc of a 262.04 foot radius curve to the right (the long chord of which bears South 2(degree) 48' 23" West
57.18 feet) a distance of 57.29 feet; thence along the arc of a 296.47 foot radius curve to the left (the long chord of which bears South 8(degree) 59' 48" East 183.88 feet) a distance of 186.97 feet; thence along the arc of a 287.94 foot radius curve to the right (the long chord of which bears South 19(degree) 28' 18" East 76.08 feet) a distance of 76.30 feet; thence South 11(degree) 52' 48" East 89.10 feet to the true point of beginning, in Eugene, Lane County, Oregon.

PARCEL V:

Beginning at the initial point of Sweetland Industrial Park, as platted and recorded in Book 56, Page 25, Lane County Oregon Plat Records, said point being on the Easterly right of way of Terry Street and being North 0(degree) 01' 02" West 1322.13 feet and South 89(degree) 23' 01" East 40.00 feet from the West one-quarter section corner of Section 33, Township 17 South, Range 4 West of the Willamette Meridian; run thence along said Easterly right of way North 0(degree) 01' 02" West 748.28 feet; thence South 89(degree) 23' 01" East 204.79 feet to a point on the centerline of the Amazon Creek Channel, being the true point of beginning; thence South 89(degree) 23' 01" East 899.33 feet; thence North 0(degree) 01' 02" West 573.61 feet to the North line of said Section 33; thence along said North line North 89(degree) 23' 30" West 1044.12 feet to the centerline of said Amazon Creek; thence along said centerline along the arc of a
955.37 foot radius curve to the right (the long chord of which bears South 28(degree) 26' 31" East 67.08 feet) a distance of 67.10 feet; thence South 26(degree) 25' 48" East 120.00 feet; thence along the arc of a 287.94 foot radius curve to the right (the long chord of which bears south 8(degree) 28' 48" East 177.48 feet) a distance of 180.47 feet; thence along the arc of a 290.63 foot radius curve to the left (the long chord of which bears south 5(degree) 55' 48" East 154.36 feet)( a distance of 156.23 feet; thence along the arc of a
262.04 foot radius curve to the right (the long chord of which bears South 12(degree) 23' 37" East 81.41 feet) a distance of 81.74 feet to the true point of beginning, in Eugene, Lane County, Oregon

                                                                       EXHIBIT B
                             MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all inventory furniture, furnishings, trade fixtures, machinery, office, manufacturing, processing, packaging and warehouse equipment and supplies which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.

                                                                       EXHIBIT C

                             PERMITTED ENCUMBRANCES

   [The exceptions, exclusions and stipulations as shown on that certain pro forma Title Commitment issued by Western Pioneer Title Company, as agent for First American Title Insurance Company, dated as of May ____, 1999, and bearing title no. 152017-NM]

         [In the event that Tenant exercises its Option to Purchase the Expansion Parcel, as set forth in Paragraph 36 hereof, add that certain Cross Easement Agreement between Landlord and
                    Tenant, dated as of ___________________.]

                                                                       EXHIBIT D
                               BASIC RENT PAYMENTS

1. Basic Rent. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $ 820,013.00 per annum, payable quarterly, in advance, on each Basic Rent Payment Date, in equal installments of $205,003.25 each.

2. CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the one (1) year period immediately preceding such adjustment.

3. . Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until the first (1st) anniversary of the Basic Rent Payment Date on which the first full quarterly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the first
(1st) anniversary of the First Full Basic Rent Payment Date and thereafter on each anniversary of the First Full Basic Rent Payment Date, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent one (1) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

4. Method of Adjustment for CPI Adjustment.

     (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) the product of such multiplication or (y) 3.75% of the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring one (1) year earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing one (1) year period.

     (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

     (c) Notice of the new annual Basic Rent, setting out in reasonable detail the method of calculation of the new Basic Rent, shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the basic Rent Adjustment Date in question.

                                                                       EXHIBIT E
                                    COVENANTS

1.       Corporate Existence; Control; Mergers, Etc.

(a) Guarantor shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Guarantor shall, and shall cause its Subsidiaries to, qualify and remain qualified as a corporation in each jurisdiction in which failure to receive or retain such qualification would have an adverse effect on the business, operations or financial condition of the enterprise comprised of the Guarantor and its Subsidiaries taken as a whole.

(b) The Tenant shall not in a single transaction or series of related transactions, sell or convey, transfer, abandon or lease all or substantially all of its assets to any Person, except that Tenant shall have the right in a single transaction or a series of related transactions to sell or convey all or substantially all of its assets to a Person if the following conditions are met:
(i) the assignment is permitted under and otherwise in accordance with Paragraph 21 of the Lease; (ii) immediately after such transaction, such Person shall meet the Financial Covenants set forth in Paragraphs 2(a), (b) and (c) below and
(iii) this Lease is assigned to such Person.

2. Financial Covenants. So long as the Lease shall remain in effect or any Monetary Obligations under the Lease shall remain outstanding, Guarantor and its Subsidiaries (collectively , "PSC") shall:

(a) Maintain at the end of each fiscal quarter of PSC, commencing with the fiscal quarter ending 3/31/99, a ratio (the "Fixed Charge Ratio") of (i) Consolidated EBITDA for the most recently completed four fiscal quarters of PSC, less Capital Expenditures made during such period, less the aggregate amount of federal, state, local and foreign taxes paid by PSC on all Debt during such period to the (ii) sum of (w) cash interest payable by PSC on all Debt during such period plus (x) cash rentals payable under Capitalized Leases during such period plus (y) principal amounts of all Funded Debt payable, in each case, by PSC during such period plus (z) the aggregate purchase price paid by PSC during such period to purchase capital stock of Guarantor permitted by Section 5.02 (g) of the Credit Agreement, of not less than 1.00 to 1.

(b) Maintain at the end of each fiscal quarter of PSC, commencing with the fiscal quarter ending 3/31/99, a ratio (the "Total Debt/EBITDA Ratio") of (i) Total Debt outstanding on the last day of such fiscal quarter to (ii) consolidated EBITDA for such period of not more than 5.51 to 1; and

(c) Maintain, at all times, an excess (the "Minimum Consolidated Net Worth") of Consolidated total assets over Consolidated total liabilities, in each case, of PSC of not less than (i) $34,000,000 plus (ii) 49% of Consolidated net income of PSC during the period after June 30, 1998 to and including each date of determination computed on a cumulative basis for said entire period.

3. Definitions. All accounting terms used herein which are not expressly defined herein shall have the respective meanings given to them in the Credit Agreement, by and between Guarantor and Fleet Bank, dated July 12, 1996 (the "Credit Agreement"), or, if not defined therein, in accordance with GAAP. All computations made pursuant hereto shall be made in accordance with GAAP and any financial statements shall be prepared in accordance with GAAP. For the purpose of this Exhibit "E" the following terms shall have the following meanings:

"GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

"Person" shall mean an individual, partnership, limited liability company, association, corporation or other entity.

"Subsidiary" of any Person means a corporation a majority of the Voting Stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

"Voting Stock" means shares of stock of a corporation having ordinary voting power to elect the board of directors or other managers.

                                                                       EXHIBIT F

                             CROSS ACCESS AGREEMENT

                            CROSS EASEMENT AGREEMENT

         THIS EASEMENT AGREEMENT is made this _____ day of _______, ______, by SCAN,(OR) QRS 11-47, INC. a __________ corporation having an office at c/o W.P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020 (SCAN "SCAN") to PSC SCANNING, INC., a Delaware Corporation having an office at 959 Terry Street, Eugene, Oregon (PSC "PSC").

                                    RECITALS:

         A. SCAN is the owner of certain improved real property more particularly described in Schedule A attached hereto, commonly known as 959 Terry Street and located in the Sweetland Industrial Park, in the City of Eugene, County of Lane, State of Oregon (the "Burdened Property").

         B. PSC is the owner of certain adjacent real property, more particularly described in Schedule B attached hereto, commonly known as Tax Lot 3400, in the City of Eugene, County of Lane, State of Oregon (the "Benefitted Property").

         C. Terry Street, a dedicated road, provides access to an undedicated internal roadway system that provides the Benefitted and Burdened Properties with ingress and egress to facilities within the respective Properties and Terry Street.

         D. SCAN has agreed to grant an easement to PSC over the undedicated internal roadway system on the Burdened Property and to permit PSC to construct an extension of and to the same (collectively, the "Connecting Roadway") for the purpose of providing (i) vehicular and pedestrian access to the Benefitted Property, (ii) the right of PSC and/or any entity to erect, construct, install, lay, maintain, repair, replace and relocate gas, water, sewer, electric and telecommunication lines, cables, poles, equipment and facilities on, in, at, above, under and about the Connecting Roadway and (iii) temporary construction easements.

         E. PSC has agreed to grant an easement to SCAN over that portion of the Benefited Property upon which an existing paved surface area, situate northerly of certain improvements on the Burdened Property commonly referred to as "Building 2", is located (the "Turn Around Area") for the purpose of providing vehicular access to the Benefited Property to be used by solely by trucks and other vehicles entering or exiting the loading dock area of the improvements on the Burdened Property, and temporary construction easements.

         NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the agreements contained hereinafter, (i) SCAN grants to PSC a perpetual, non-exclusive easement (the "Access Easement") for the uses stipulated below over a portion of the Burdened Property comprising property situate, lying and being in the City of Eugene, County of Lane, State of Oregon, more particularly shown and described in Schedule C attached hereto, and commonly known as: 959 Terry Street, Eugene, Oregon, and (ii) PSC grants to SCAN a perpetual non-exclusive easement (the "Turn-Around Easement") for the uses stipulated below over a portion of the Benefitted Property compromising property situate, lying and being in the City of Eugene, County of Lane, State of Oregon, more particularly shown and described in Schedule D attached hereto.

I.       Access Easement

         (1) The purpose for which this the Access Easement is to be used is to provide, without limitation, (i) PSC's customers, employees, agents, contractors, visitors, business invitees, municipal agents, utility companies and public agencies with vehicular and pedestrian access over the Connecting Roadway for the purpose of assuring ingress and egress to the Benefited
Property, (ii) PSC, its employees, agents and contractors with the right to erect, construct, install, lay, maintain, repair and replace the extension portion of the Connecting Roadway,(iii) PSC, its employees, agents, contractors, municipal agents, utility companies and public agencies with the right to erect, construct, install, lay, maintain, repair, replace and relocate gas, water, sewer, electric and telecommunication lines, cables, conduits, wire, pipes, poles, guy wires, pedestals, switches, equipment and other facilities on, in, at, above, under or about the Connecting Roadway, and (iv) temporary construction easement for a distance of ten feet (10') on either side of the Connecting Roadway for the purposes of keeping, storing and maintaining any construction equipment, vehicles, machinery, materials and supplies during the construction of the extension portion of the Connecting Roadway and any improvements on the Benefitted Property.

         (2) The maintenance of the Connecting Roadway, including cleaning, snow plowing, sealing, and repaving shall be undertaken exclusively by SCAN and shall be done promptly and in a good and workmanlike manner. PSC agrees that it will pay to the SCAN fifty percent (50%) of all of the foregoing repair and maintenance charges. Such payments shall be made in December and June of each year, following the date hereof, within fifteen (15) days of receipt by PSC of an itemized statement of maintenance expenses of SCAN for the preceeding six (6) month period.

         (3) PSC shall indemnify, defend, and hold harmless SCAN for all claims of loss, damage, and injury of any kind and nature whatsoever arising in connection with the use of the Connecting Roadway by PSC, its agents, officers, employees, tenants and visitors and the exercise generally of PSC's rights under this Easement, except to the extent, if any, caused by or arising out of the gross negligence or willful misconduct of SCAN, its agents, officers, employees or visitors.

         (4) PSC covenants and agrees that it shall at all time use due care and take all reasonable steps to minimize material interference with SCAN's use and enjoyment of the Connecting Roadway and the Burdened Property caused by PSC's exercise of its rights under this Cross Easement Agreement. SCAN shall at all times use due care and take all reasonable steps to minimize material interference with PSC's use and enjoyment of the Connecting Roadway and the Benefitted Property. In the event any use of the Connecting Roadway is materially disrupted because of maintenance, repair or development to any portion of the Burdened Property or the Connecting Roadway, all such disruptions shall be remedied within a commercially reasonable period of time. In the event SCAN defaults in the performance or observance of any of the terms or covenants contained within this Agreement, PSC may give written notice to the SCAN of such default. If SCAN fails to cure the default within ten (10) days of such notice, PSC shall have the option, at is sole discretion, to cure such default at the cost and expense of SCAN. All costs and expenses expended by PSC in connection with curing the default shall be paid by SCAN upon PSC's demand.

         (5) PSC agrees to forever defend, indemnify, and save harmless SCAN from any liability to, claim of, damage to, or action by any "person" for death of, injury to, or damage to, any person or property and from any other claim in any manner stemming from or arising out of, directly or indirectly, the existence of, or exercise of the rights granted under, this Cross Easement
Agreement or any expense in connection with the foregoing, to the extent presently permitted by law, except to the extent, if any, caused by or arising out of the gross negligence or willful misconduct of SCAN.

II.      Turn-Around Easement

         (1) The purpose for which the Turn-Around Easement is to be used is to provide, without limitation, (i) SCAN's customers, employees, agents, contractors, visitors, business invitees, agents, utility companies and public agencies with vehicular and pedestrian access of and over the Turn Around Area for the purpose of assuring a safe and sufficient turn around area for all trucks and other vehicles seeking ingress and egress to and from the Burdened Property or loading or unloading goods or passengers, or requiring or desiring access to the Burdened Property during the performance of work thereon, and (ii) temporary construction easement for a distance of five feet (5') on the northerly side of the Turn Around Area for the purposes of keeping, storing and maintaining any construction equipment, vehicles, machinery, materials and supplies during the maintenance, repair or replacement of the Turn Around Area.

         (2) The maintenance of the Turn-Around Area, including cleaning, snow plowing, sealing, and repaving shall be undertaken exclusively by SCAN and shall be done promptly and in a good and workmanlike manner. SCAN agrees that it will pay to one hundred percent (100%) of all of the foregoing repair and maintenance charges.

         (3) SCAN shall indemnify, defend, and hold harmless PSC for all claims of loss, damage, and injury of any kind and nature whatsoever arising in connection with the use of the SCAN Turn Around Area by SCAN, its agents, officers, employees, tenants and visitors and the exercise generally of SCAN's rights under this Easement, except to the extent, if any, caused by or arising out of the gross negligence or willful misconduct of PSC, its agents, officers, employees or visitors.

         (4) SCAN covenants and agrees that it shall at all time use due care and take all reasonable steps to minimize material interference with PCS's use and enjoyment of the Turn Around Area and the Benefitted Property caused by SCAN's exercise of its rights under this Cross Easement Agreement. PSC shall at all times use due care and take all reasonable steps to minimize material interference with SCAN's use and enjoyment of the Turn Around Area and the Burdened Property. In the event any use of the Turn Around Area is materially disrupted because of maintenance, repair or development to any portion of the Benefitted Property or the Turn Around Area, all such disruptions shall be remedied within a commercially reasonable period of time. In the event PSC defaults in the performance or observance of any of the terms or covenants contained within this Agreement, SCAN may give written notice to PSC of such default. If PSC fails to cure the default within ten (10) days of such notice, SCAN shall have the option, at is sole discretion, to cure such default at the cost and expense of PSC. All costs and expenses expended by PSC in connection with curing the default shall be paid by PSC upon SCAN's demand.

         (5) SCAN agrees to forever defend, indemnify, and save harmless SCAN from any liability to, claim of, damage to, or action by any "person" for death of, injury to, or damage to, any person or property and from any other claim in any manner stemming from or arising out of, directly or indirectly, the existence of, or exercise of the rights granted under, this Cross Easement
Agreement or any expense in connection with the foregoing, to the extent presently permitted by law, except to the extent, if any, caused by or arising out of the gross negligence or willful misconduct of PSC.

III.     Miscellaneous

         (1) This Cross Easement Agreement is granted without representations or warranties of any kind or nature.

         (2) SCAN and PSC each executes this instrument for the purpose of acknowledging its respective assent to the duties and obligations of such party hereunder.

         (3) This Cross Easement Agreement shall be governed by the laws of the State of Oregon.

         (4) The provisions of this Cross Easement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective distributees, successors and assigns, specifically including the indemnification provision. Any assignee of SCAN's or PSC's rights hereunder shall expressly acknowledge and assume SCAN's or PSC's, as applicable, indemnification liabilities hereunder.

                           SCAN(OR) QRS 11-47, INC.



                           ---------------------------------
                           By:
                           Its:

                           PSC SCANNING, INC.



                           ----------------------------
                           By:
                           Its:




STATE OF OREGON  )
                 ) SS.
COUNTY OF LANE   )

         This instrument was acknowledged before me on _____________________, 1999, by _______________________.


                      ---------------------------
                      Notary Public for Oregon
                      My commission expires:_______________

                                   SCHEDULE A



                               (BURDENED PROPERTY)

                                   SCHEDULE B



                              (BENEFITTED PROPERTY)

                                   SCHEDULE C



                             (ACCESS EASEMENT AREA)

                                   SCHEDULE D



                           (TURN AROUND EASEMENT AREA)